Exhibit 10.12

INVESTORS BANCORP, INC.
DEFERRED DIRECTORS FEE PLAN
ORIGINALLY EFFECTIVE JULY 1, 2005
AMENDED AND RESTATED EFFECTIVE AUGUST 21, 2007

INVESTORS BANCORP, INC.
AMENDED AND RESTATED
DEFERRED DIRECTORS FEE PLAN
WHEREAS, Investors Bancorp, Inc. (the “Company”) maintains the Investors Bancorp, Inc. Deferred Directors Fee Plan (“Plan”) for the benefit of its non-employee directors (“Director(s)”); and
WHEREAS, the Directors serve the Company as members of the Board of Directors; and
WHEREAS, Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”), requires that certain types of deferred compensation arrangements comply with its terms or subject the recipients of such compensation to current taxes and penalties; and
WHEREAS, the Plan was originally effective July 1, 2005, and was drafted in a manner intended to comply with Code Section 409A; and
WHEREAS, final regulations under Code Section 409A that were published on April 10, 2007, and are generally applicable for taxable years beginning on or after January 1, 2008, provide additional rules and clarification for complying with Code Section 409A; and
WHEREAS, the Company and the Directors desire to amend and restate the Plan effective August 21, 2007, in order to conform with the requirements set forth in the Final Regulations under Code Section 409A, and for certain other purposes.
NOW, THEREFORE, in consideration of the premises and of the mutual promises herein contained, the Company and the Directors agree as follows:
ARTICLE I
DEFINITIONS
For the purposes of this Plan, the following terms have the meanings indicated, unless the context clearly indicates otherwise:
1.1    Beneficiary. “Beneficiary” means the person or persons (and their heirs) designated as Beneficiary in a Director’s Beneficiary Designation (attached as Exhibit C) to whom the deceased Director’s benefits are payable. If no Beneficiary is so designated, then the estate of the Director will be deemed the Beneficiary.
1.2    Board. “Board” means the Board of Directors of the Company.
1.3    Change in Control. A “Change in Control” of the Company shall mean (1) a change in ownership of the Company under paragraph (i) below, or (2) a change in effective control of the Company under paragraph (ii) below, or (3) a change in the ownership of a substantial portion of the assets of the Company under paragraph (iii) below:

(i)    Change in the ownership of the Company. A change in the ownership of the Company shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), acquires ownership of stock of the corporation that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of such corporation.
(ii)    Change in the effective control of the Company. A change in the effective control of the Company shall occur on the date that either (A) any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(v)(B)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (B) a majority of members of the Company’s Board of Directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the corporation’s Board of Directors prior to the date of the appointment or election, provided that this sub-section (B) is inapplicable where a majority shareholder of the Company is another corporation.
(iii)    Change in the ownership of a substantial portion of the Company’s assets. A change in the ownership of a substantial portion of the Company’s assets shall occur on the date that any one person, or more than one person acting as a group (as defined in Treasury Regulation Section 1.409A-3(i)(5)(vii)(C)), acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.
(iv)    For all purposes hereunder, the definition of Change in Control shall be construed to be consistent with the requirements of Treasury Regulation Section 1.409A-3(i)(5), except to the extent that such regulations are superseded by subsequent guidance. Notwithstanding anything herein to the contrary, the reorganization of the Company by way of a second step conversion shall not be considered a “Change in Control.”
1.4    Code. “Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder.
1.5    Company. “Company” means Investors Bancorp, Inc.
1.6    Director. “Director” means a member of the Board who is not also an employee of the Company.
1.7    Disability. “Disability” means any case in which a Director: (i) is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months; or (ii) is, by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Director’s employer, or (iii) is determined to be totally disabled by the Social Security Administration.
1.8    Final Regulations. “Final Regulations” means the final regulations promulgated by the Internal Revenue Service under Code Section 409A, and any other guidance issued thereunder.
1.9    Plan. “Plan” means this Investors Bancorp, Inc. Deferred Directors Fee Plan, as amended and restated effective as of August 21, 2007.
1.10    Separation from Service. “Separation from Service” means, consistent with Code Section 409A(2)(a)(i), the Director’s death, retirement, or termination of service from the Board of the Company following a failure to be reappointed or reelected to the Board. For these purposes, a Director shall not be deemed to have a Separation from Service until the Director no longer serves on the Board of the Company, or any member of a controlled group of corporations with the Company or Company within the meaning of Treasury Regulation §1.409A-1(a)(3). A Director will not be deemed to have a Separation from Service if the Company anticipates the Director becoming an employee of the Company.
ARTICLE II
PARTICIPATION AND DEFERRAL COMMITMENTS
2.1    Eligibility. Eligibility to participate in the Plan shall be limited to non-employee members of the Board of Directors of the Company.
2.2    Participation. Each participating Director of the Company shall have the right to elect to defer the receipt of all or any part of the compensation to which such Director would otherwise be entitled as director’s fees or committee fees, with such deferred compensation to be payable at the time or times and in the manner herein stated. Each new Director electing to defer the receipt of compensation shall execute and deliver to the Company an “Initial Deferral Election Form with Distribution Options,” in the form attached hereto as Exhibit A and incorporated herein by reference. Such election shall be applicable only to compensation earned for services rendered after the date of such election. Notwithstanding the foregoing, deferral elections that were in effect on the effective date of this amendment and restatement of the Plan shall be treated as continuing in effect until the Director makes a change to his or her election in the manner indicated below.
2.3    Changes in Participation. An election to defer compensation shall continue in effect until revoked, provided however, that every election to defer compensation shall be irrevocable as to compensation earned for services performed prior to the date of such revocation. Partial or complete revocation as to unearned compensation shall be made in writing in the form of Notice of Adjustment of Deferral attached hereto as Exhibit B to be furnished by the Company and signed by the Director and shall be effective upon the January 1st of the year stated therein providing the form is executed and delivered to the Company by December 15th of the previous calendar year. Notwithstanding anything in the Plan to the contrary, a Director who previously filed a deferral election with the Company may elect to change his form of payment to another permissible form of payment (e.g., from a lump sum to installments, or vice versa) by filing with the Company a

Transition Year Election Form, attached hereto as Exhibit D, provided that such election is made by the later of December 31, 2007, or the last day of the transition period under Code Section 409A.
2.4    Determination of Earnings. Interest on compensation deferred hereunder shall be credited and compounded monthly at a rate equivalent to one and one-half percent (1-1/2%) below the Prime Rate as shown in The Wall Street Journal on the third Wednesday of each month. Should the third Wednesday be a holiday, the Prime Rate shown on the third Tuesday (less 1-1/2%) shall be the rate used.
ARTICLE III
PLAN BENEFITS
No compensation so deferred shall be payable to a Director until the Director’s death or Disability, or other Separation from Service from office of such Director, whereupon all such deferred compensation, together with interest thereon as hereinafter provided, shall be payable to such Director or his/her beneficiary in a single cash lump-sum payment, commencing within thirty (30) days from the Director’s date of death, termination due to Disability, or other Separation from Service. Notwithstanding the foregoing, the Director may designate an optional installment payment method in the Initial Deferral Election Form with Distribution Options (Exhibit A) or the Transition Year Election Form (Exhibit D), as applicable, as herein provided in which event the first such installment shall be paid commencing within thirty (30) days of the date of the event that triggered the distribution and shall be payable in approximately equal monthly installments over a period not to exceed ten (10) years as elected by the Director.
ARTICLE IV
AMENDMENT AND TERMINATION OF THE PLAN
4.1    Amendment and Termination of the Plan.
(a)    Partial Termination. Notwithstanding anything herein contained to the contrary, the Company reserves the exclusive right to freeze or to amend the Plan at any time with respect to compensation to be earned in the future, provided that no amendment to the Plan shall be effective to decrease or restrict the amount accrued to the date of such amendment.
(b)    Complete Termination. Subject to the requirements of Code Section 409A, in the event of complete termination of the Plan, the Plan shall cease to operate and the Company shall pay out to each Director his benefit as if the Director had terminated service as of the effective date of the complete termination. Such complete termination of the Plan shall occur only under the following circumstances and conditions:

(i)
The Board may terminate the Plan within 12 months of a corporate dissolution taxed under Code Section 331, or with approval of a Bankruptcy court pursuant to 11 U.S.C. §503(b)(1)(A), provided that the amounts deferred under the Plan are included in the Director’s gross income in the latest of (i) the calendar year in which the Plan terminates; (ii) the calendar year in which the amount is no longer subject to a substantial risk of forfeiture; or (iii) the first calendar year in which the payment is administratively practicable.

(ii)
The Board may terminate the Plan by Board action taken within the 30 days preceding a Change in Control (but not following a Change in Control), provided that the Plan shall only be treated as terminated if all substantially similar arrangements sponsored by the Company are terminated so that the Directors and all participants under substantially similar arrangements are required to receive all amounts of compensation deferred under the terminated arrangements within 12 months of the date of the termination of the arrangements.

(iii)
The Board may terminate the Plan at any time provided that (i) all arrangements sponsored by the Company that would be aggregated with this Plan under Treasury Regulations Section 1.409A-1(c) if the Director covered by this Plan was also covered by any of those other arrangements are also terminated; (ii) no payments other than payments that would be payable under the terms of the arrangement if the termination had not occurred are made within 12 months of the termination of the arrangement; (iii) all payments are made within 24 months of the termination of the arrangements; and (iv) the Company does not adopt a new arrangement that would be aggregated with any terminated arrangement under Treasury Regulations Section 1.409A-1(c) if the Director participated in both arrangements, at any time within three years following the date of termination of the arrangement.

ARTICLE V
BENEFICIARY
Each Director may designate one or more Beneficiaries in the Beneficiary Designation Form attached hereto as Exhibit C to receive all sums due to such Director upon his/her death. Such Beneficiary designation may be revoked or amended by such Director, from time to time, by delivering to the Company a new Beneficiary Designation Form. In the absence of any properly completed Beneficiary Designation Form or in the event that no designated Beneficiary shall be living at the time of the death of the Director, all deferred compensation and interest accrued to the date of death of the Director shall be payable to the Director’s surviving spouse, or if none, to the estate of such deceased Director.
ARTICLE VI
MISCELLANEOUS
6.1    In the event that any person to whom compensation is distributable under the terms of this Plan shall be unable to properly manage his or her own affairs by reason of physical or mental disability, in the judgment of the management of the Company, payment of all sums due may be made to a duly appointed personal representative, conservator or guardian, or to any person, firm or corporation furnishing or providing support and maintenance to such distributee. The Company and its officers and Directors shall be fully and completely exonerated from all liability to any distributee upon make payment in accordance with the terms of this paragraph.
6.2    No compensation accrued or payable by virtue of the terms of this Plan shall be assignable or transferable by any Director or any beneficiary, neither of whom shall have any right to anticipate, hypothecate, assign or transfer any rights hereunder except to a trust established by the Director for the benefit of the Director or his/her beneficiary.
6.3    The terms of the Plan hereof cannot be amended, modified or supplemented, except to comply with applicable laws of the State and Federal governments and the rules and regulations of any agency or instrumentality thereof having supervisory or regulatory jurisdiction over the Company. This Plan has been amended following the enactment of Code Section 409A and is intended to be construed consistent with the requirements of that Section, the Final Regulations and other guidance issued thereunder. If any provision of the Plan shall be determined to be inconsistent therewith for any reason, then the Plan shall be construed, to the maximum extent possible, to give effect to such provision in a manner consistent with Code Section 409A, and if such construction is not possible, as if such provision had never been included. In the event that any of the provisions of the Plan or portion thereof are held to be inoperative or invalid by any court of competent jurisdiction, then (1) insofar as is reasonable, effect will be given to the intent manifested in the provisions held to be inoperative, and (2) the invalidity and enforceability of the remaining provisions will not be affected thereby. In the event that future guidance requires additional amendments to the Plan, such amendments shall be made and applied retroactively, if necessary. The terms hereof shall be binding upon and inure to the benefit of the successors and assigns of the Company and upon each Director so electing to defer compensation pursuant hereto and his/her beneficiary.
6.4    Title to and beneficial ownership of any assets, which the Company may earmark to pay the deferred compensation hereunder, shall at all times remain in the Company. The Director and his/her designated beneficiary shall not have any property interest whatsoever in any specific assets of the Company.
6.5    The singular number used herein will include the plural number unless the context of the Plan requires otherwise.
6.6    This Plan shall permit the acceleration of the time or schedule of a payment to pay any taxes that may become due at any time that the arrangement fails to meet the requirements of Code Section 409A and the Final Regulations and other guidance promulgated thereunder. Such payments shall not exceed the amount required to be included in income as the result of the failure to comply with the requirements of Code Section 409A.
6.7    Except as specifically permitted herein or in other sections of this Plan, no acceleration of the time or schedule of any payment may be made hereunder. Notwithstanding the foregoing, payments may be accelerated hereunder by the Company, in accordance with the provisions of Final Regulations Section 1.409A-3(j)(4) and any subsequent guidance issued by the United States Treasury Department. Accordingly, payments may be accelerated, in accordance with requirements and conditions of the Final Regulations (or subsequent guidance) in the following circumstances: (i) as a result of certain domestic relations orders; (ii) in compliance with ethics agreements with the Federal government; (iii) in compliance with ethics laws or conflicts of interest laws; (iv) in limited cash-outs (but not in excess of the limit under Code Section 402(g)(1)(B)); (v) in the case of certain distributions to avoid a non-allocation year under Code Section 409(p); (vi) to apply certain offsets in satisfaction of a debt of the Director to the Company; (vii) in satisfaction of certain bona fide disputes between the Director and the Company; or (viii) for any other purpose set forth in the Final Regulations and subsequent guidance.

EXHIBIT A
INVESTORS BANCORP, INC.
AMENDED AND RESTATED
DEFERRED DIRECTORS FEE PLAN
INITIAL DEFERRAL ELECTION FORM WITH DISTRIBUTION OPTIONS

Instructions: Use this form to elect to defer receipt of the director or committee fees that are ordinarily payable to you during the year as such fees are earned, and to designate how you wish to receive your benefits from the Investors Bancorp, Inc. Amended and Restated Deferred Directors Fee Plan (the “Plan”).

Individuals who first participate in the Plan during a Plan year must complete this form within 30 days after the date that he or she became eligible to participate in the Plan.

ELECTION TO DEFER
Pursuant to the provisions of the Plan, I understand that I may make an irrevocable election to defer the receipt of board fees due to me during calendar year 200__. Accordingly, I hereby make an irrevocable election to defer _____ % of my board fees and/or _____% of my committee fees due to me during calendar year 200__. I understand that once elected, I may not change my election to defer such board fees and/or committee fees due to me during calendar year 200__. Such deferrals shall renew annually unless changed by me at least fifteen (15) days prior to January 1 of any year under the Plan, such changes to be effective beginning that January 1. I understand and agree that my deferral election applies only to compensation attributable to services I have not yet performed.
Name of Director (Print Name):
Date of Commencement of Deferral of Compensation:
I understand that my election to defer receipt of director fees shall continue for subsequent years in accordance with this Initial Deferral Election Form with Distribution Options until such time as I submit a “Notice of Adjustment of Deferral” (Exhibit B hereto) to the administrator at least fifteen (15) days prior to January 1 of any year under the Plan. Such adjustment will only take effect January 1 of the calendar year following the year in which it is executed. A Notice of Adjustment of Deferral can be used to adjust the amount of board fees and/or committee fees to be deferred or to discontinue deferrals altogether.
DISTRIBUTION ELECTION OPTIONS

In accordance with the Plan, I understand and agree that all Plan benefits shall be paid in the form I selected below, and that such election, once made by me, shall be irrevocable with respect to such Plan year.

Separation from Service Election

In the event that I am entitled to benefits under the Plan upon my Separation from Service (other than due to Disability), I hereby elect that my benefits will be paid in the following manner (please select only one optional form of benefit):
Approximately equal monthly installments for a period of ___________ years (not to exceed 10 years).
Lump Sum Distribution.
Disability Election

In the event that I am entitled to benefits under the Plan upon my termination of employment due to Disability, I hereby elect that my benefits will be paid in the following manner (please select only one optional form of benefit):
Approximately equal monthly installments for a period of ___________ years (not to exceed 10 years).
Lump Sum Distribution.
Death Election

In the event of my death prior to my termination of employment due to Disability or other Separation from Service, I hereby elect that my benefits will be paid to my beneficiary(ies) in the following manner (please select only one optional form of benefit):
Approximately equal monthly installments for a period of ___________ years (not to exceed 10 years).
Lump Sum Distribution.
The undersigned Director of Investors Bancorp, Inc. does hereby elect to defer compensation earned by the undersigned after the date hereof to the extent above indicated, pursuant to the Deferred Directors Fee Plan as amended and restated effective _______________ 2007. The undersigned acknowledges that this election is irrevocable with respect to compensation earned and deferred prior to the date of any such revocation, but it is revocable with respect to compensation to be earned in any succeeding calendar year, in accordance with Section 2.3 of the Plan.

Dated this ___________ day of ________________, 200_.

ATTEST:

Corporate Secretary                    Director

                            Chairman/President

EXHIBIT B

INVESTORS BANCORP, INC.
AMENDED AND RESTATED
DEFERRED DIRECTORS FEE PLAN
NOTICE OF ADJUSTMENT OF DEFERRAL
The undersigned Director of Investors Bancorp, Inc. does hereby elect to adjust the deferral of compensation under the Investors Bancorp, Inc. Amended and Restated Deferred Directors Fee Plan as amended and restated as of ________________ 2007. The undersigned acknowledges that this election is only revocable with respect to compensation earned after the date of this notice of revocation.
Adjust deferral as of:                January 1st, 20__

Previous Deferral Amount             ____________ per month
New Deferral Amount             ____________ per month
(to discontinue deferral, enter $0)

Dated this ___________ day of ________________, 200_.

ATTEST:

Corporate Secretary                    Director

                            Chairman/President

EXHIBIT C

INVESTORS BANCORP, INC.
AMENDED AND RESTATED
DEFERRED DIRECTORS FEE PLAN
BENEFICIARY DESIGNATION

The Director, under the terms of the Investors Bancorp, Inc. Deferred Directors Fee Plan, as amended and restated effective ________________ 2007, hereby designates the following Beneficiary to receive any payments or death benefits under such Plan, following his death:

Beneficiary Designation
Beneficiary Designation in the event Director is deceased: Name and Relationship (If more than one, indicate shares for each; otherwise, paid equally.)

Contingent or Secondary Beneficiary Designation: Name and Relationship (Applicable if all the designated beneficiaries above are not living at the time of death of the Director. If more than one, indicate shares for each; otherwise, paid equally.)

This Beneficiary Designation hereby revokes any prior Beneficiary Designation which may have been in effect and this Beneficiary Designation is revocable.

Date                        Director

EXHIBIT D
INVESTORS BANCORP, INC.
AMENDED AND RESTATED
DEFERRED DIRECTORS FEE PLAN

TRANSITION YEAR ELECTION FORM

Instructions: If you are a participant in the Investors Bancorp, Inc. Amended and Restated Deferred Directors Fee Plan (the “Plan”), and you previously filed a distribution election form with Investors Bancorp, Inc. (the “Company”) in which you elected the form of benefit (e.g., lump sum, monthly installments) you will receive under the Plan, you have a limited period of time to use this Transition Year Election Form to elect to change your previous distribution options. For example, if you previously elected to receive your Plan benefits in monthly installments upon your Separation from Service with the Company, you may use this Transition Year Election Form to change your form of benefit to a lump sum distribution.

Due to IRS rules, individuals who participate in the Plan during 2007 must complete this form no later than December 31, 2007 or, if later, the last day of the transition period under Code Section 409A. You may not use this form to change your distribution elections with respect to payments that are scheduled to be made to you in 2007, or otherwise to cause payments to be made to you in 2007.

Print Name:

I am a participant in the Investors Bancorp, Inc. Amended and Restated Deferred Directors Fee Plan, which was originally effective July 1, 2005, and was restated effective ______________ 2007. The Plan provides that benefits will be paid upon my Separation from Service (as defined in the Plan), death or termination of employment due to Disability (as defined in the Plan). Internal Revenue Code Section 409A provides that I must affirmatively elect the form of payment of my nonqualified deferred compensation benefits provided under the Plan. I previously filed an election with the Company to receive my benefits in one form of payment, and I now wish to change my distribution options by completing this Transition Year Election Form. I understand that I may not make an election to cause payments to be made in 2007, or to change the form of payment of benefits that are scheduled to begin in 2007.

Note:    If you do not wish to change your form of payment under a previously filed Initial Deferral Election Form with Distribution Options (or other similar election form), then you do not need to complete this Transition Year Election Form.

Separation from Service Election

Accordingly, in the event that I am entitled to benefits under the Plan upon my Separation from Service (other than due to Disability), I hereby elect that my benefits will be paid in the following manner (please select only one optional form of benefit):
Approximately equal monthly installments for a period of ___________ years (not to exceed 10 years).
Lump Sum Distribution.

Disability Election

In the event that I am entitled to benefits under the Plan upon my termination of employment due to Disability, I hereby elect that my benefits will be paid in the following manner (please select only one optional form of benefit):
Approximately equal monthly installments for a period of ___________ years (not to exceed 10 years).
Lump Sum Distribution.
Death Election

In the event of my death prior to my termination of employment due to Disability or other Separation from Service, I hereby elect that my benefits will be paid to my beneficiary(ies) in the following manner (please select only one optional form of benefit):
Approximately equal monthly installments for a period of ___________ years (not to exceed 10 years).
Lump Sum Distribution.

I understand that none of the benefits paid from the Plan are eligible for tax-free rollover and I will be required to pay income tax on the amounts when they are paid to me.

Date:        Director’s Signature: